Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:
Victoria Sivrais
FD
312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports First Quarter 2010 Results

Cash collections of $89.2M during the first quarter

Warren, Mich., April 29, 2010 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced results for the quarter ended March 31, 2010.

Highlights from the first quarter 2010 include:

•	Cash collections of $89.2 million;

•	Operating expenses of 54.2% percent of cash collections;

•	Net income of $356.5 thousand, or $0.01 per diluted share; and

•	Acquired $29.8 million (net of buybacks) in charged-off consumer receivable portfolios with an aggregate value of $823.3 million, or 3.62% of face value.

Rion Needs, President and CEO of Asset Acceptance Capital Corp., commented: “While our business and industry faced a difficult economic period in 2009, we are pleased with the early success of many of our efforts to improve efficiencies and increase purchasing. Our initiatives to improve our workflow automation processes contributed to solid collections performance in the first quarter. In addition, the continued advantageous purchasing environment allowed us to acquire $29.8 million in charged-off consumer debt portfolios, net of buybacks, an increase of 37% from the first quarter of last year. As the pricing environment has begun to stabilize, we seek to continue to maximize returns as we bid appropriately on the portfolios purchased. In 2010, we remain committed to returning our purchasing levels to meet or exceed historical levels.”

Needs continued, “We also maintained our focus on progressing the four tenets of our long-term growth strategy. We continued to identify ways to improve operational efficiencies across the business, which led to both collections and expense management that exceeded our internal plans. While we realize there is more work to be done, efforts to further improve our operations, enhance our financial discipline and achieve an optimal capital structure will drive revenue growth and profitability, and in turn, create long-term shareholder value.”

Asset Acceptance First Quarter 2010 Results

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First Quarter 2010 Review

Asset Acceptance reported cash collections of $89.2 million in the quarter ended March 31, 2010, versus cash collections of $94.1 million in the year-ago period. Cash collections on a year over year basis continued to be negatively impacted by the reduced purchasing in 2009.

Total revenues were $51.6 million in the first quarter of 2010, compared to total revenues of $57.0 million in the first quarter of 2009. Amortization of purchased receivables in the first quarter of 2010 was 42.7% of total cash collections versus 39.7% of total cash collections in the first quarter of 2009. The Company reported a non-cash net impairment charge of $99.7 thousand on purchased receivables in the first quarter, versus $3.4 million in the prior year quarter.

Net income for the quarter was $356.5 thousand, or $0.01 per fully diluted share, compared to net income of $4.6 million, or $0.15 per fully diluted share, in the first quarter of 2009. Earnings Before Interest, Taxes, Depreciation and Amortization, including purchased receivables amortization (“Adjusted EBITDA”), decreased to $42.5 million in the first quarter of 2010, down 12.5% compared to the year-ago period. Please refer to the table on page four, which reconciles net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA.

Mark Redman, Senior Vice President and CFO, commented: “In the first quarter our total cash collections, operating expenses and Adjusted EBITDA exceeded our expectations. The amortization rate during the quarter was high despite recognizing nominal impairments. Purchased receivables revenue is largely a factor of the yields assigned and the carrying value of the receivables. With the significant impairment recognized in the fourth quarter of 2009, revenue was down because of the lower carrying value of the purchased receivables despite a relatively steady yield when compared to 2009. Better than expected collections result in increased amortization in the short-term but generally better overall revenues in the long-term.”

During the first quarter of 2010, the Company invested $29.8 million to purchase charged-off consumer debt portfolios with a face value of $823.3 million, for a blended rate of 3.62% of face value. This compares to the prior-year first quarter, when the Company invested $21.8 million to purchase consumer debt portfolios with a face value of $737.6 million, representing a blended rate of 2.95% of face value. All purchase data is adjusted for buybacks.

In addition to lower cash collections in the quarter, the Company reported higher operating expenses compared to the prior year. Total operating expenses in the quarter increased 2.9% to $48.4 million, from $47.0 million in the first quarter of 2009. For the 2010 first quarter, Asset Acceptance reported operating expenses of 54.2% of cash collections, up from 50.0% of cash collections in the prior year quarter.

The Company also disclosed that, beginning in February 2006, the Federal Trade Commission (“FTC”) commenced an investigation into the Company’s debt collection practices under the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and the Federal Trade Commission Act. On April 6, 2010, the FTC delivered a letter to the Company which stated its view that Asset Acceptance may have engaged in certain violations of those laws, offered the Company an opportunity to resolve the matter through consent negotiations, and forwarded a proposed consent decree. The proposed consent decree includes certain monitoring and

Asset Acceptance First Quarter 2010 Results

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reporting obligations and customer disclosures, as well as a civil monetary penalty. Asset Acceptance is currently reviewing the proposal with counsel and has begun to discuss the matter with the FTC. The Company indicated that it believes that the resolution of this matter will not have a material adverse effect on its business.

Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) (gain) loss on sale of assets, net, (f) impairment of assets and (g) purchased receivables amortization.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in our amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Asset Acceptance First Quarter 2010 Results

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The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA.

	Three Months Ended March 31,
	2010	2009
Net income	$356,517	$4,602,144
Adjustments:
Income tax expense	231,482	2,817,997
Interest expense, net	2,627,383	2,641,165
Depreciation and amortization	1,162,382	885,818
Share-based compensation	219,009	236,818
(Gain) loss on sale of assets, net	(216,822)	1,404
Purchased receivables amortization	38,128,784	37,377,258

Adjusted EBITDA	$42,508,735	$48,562,604

First Quarter 2010 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 5 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until April 29, 2011.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer

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receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace and acquiring charged-off receivables in industries that the Company has little or no experience. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance First Quarter 2010 Results

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Supplemental Financial Data

(Unaudited, Dollars in Millions, except collections per account representative)	Q1 ‘10	Q4 ‘09	Q3 ‘09	Q2 ‘09	Q1 ‘09
Total revenues	$51.6	$18.7	$47.7	$49.1	$57.0
Cash collections	$89.2	$74.8	$77.8	$87.3	$94.1
Operating expenses to cash collections	54.2%	64.9%	61.8%	51.6%	50.0%
Call center collections (Note 1)	$50.5	$40.5	$41.7	$45.9	$52.3
Legal collections (Note 1)	$38.7	$34.3	$36.1	$41.4	$41.8
Amortization rate	42.7%	75.6%	39.0%	44.1%	39.7%
Collections on fully amortized portfolios	$14.9	$14.2	$14.9	$15.8	$18.3
Investment in purchased receivables (Note 2)	$29.8	$42.9	$37.0	$19.6	$21.8
Face value of purchased receivables (Note 2)	$823.3	$1,394.3	$1,590.1	$716.7	$737.6
Average cost of purchased receivables (Note 2)	3.62%	3.08%	2.33%	2.74%	2.95%
Number of purchased receivable portfolios	28	37	33	22	31
Collections per account representative FTE	$37,704	$29,345	$31,413	$38,858	$42,940
Average account representative FTE’s	1,047	1,112	1,040	929	955

Note 1: Amounts have been reclassified to conform to the current period presentation.

Note 2: All purchase data is adjusted for buybacks.

Asset Acceptance First Quarter 2010 Results

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The Company provided the following details of purchased receivable revenues by year of purchase:

	Three months ended March 31, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2004 and prior	$16,193,506	$13,380,526	N/M	N/M	$99,680	$10,984,194
2005	5,206,427	2,468,654	52.6%	9.51%	—	1,116,501
2006	11,645,445	6,494,651	44.2	6.79	—	1,413,271
2007	14,939,366	7,598,421	49.1	4.07	—	890,231
2008	18,351,057	8,742,410	52.4	3.42	—	113,130
2009	21,965,825	11,766,152	46.4	3.52	—	399,488
2010	913,704	635,732	30.4	2.31	—	—

Totals	$89,215,330	$51,086,546	42.7	5.34	$99,680	$14,916,815

	Three months ended March 31, 2009
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments	Zero Basis Collections
2003 and prior	$17,233,931	$16,193,556	N/M	N/M	$(76,300)	$14,133,389
2004	6,876,528	3,323,676	51.7%	5.46%	2,017,600	1,032,336
2005	7,438,156	3,777,544	49.2	4.38	257,000	42,505
2006	16,272,598	11,240,280	30.9	5.73	796,000	1,997,549
2007	21,118,819	11,223,873	46.9	3.74	—	958,309
2008	24,144,876	10,422,230	56.8	2.68	455,000	89,472
2009	1,032,029	558,520	45.9	3.43	—	—

Totals	$94,116,937	$56,739,679	39.7	5.31	$3,449,300	$18,253,560

(1)	“N/M” indicates that the calculated percentage for aggregated vintage years is not meaningful.
(2)	The monthly yield is a weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Asset Acceptance First Quarter 2010 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
	2010	2009
Revenues
Purchased receivable revenues, net	$51,086,546	$56,739,679
Gain on sale of purchased receivables	217,023	—
Other revenues, net	251,095	251,519

Total revenues	51,554,664	56,991,198

Expenses
Salaries and benefits	19,504,866	19,846,517
Collections expense	24,192,940	22,126,683
Occupancy	1,752,127	1,810,861
Administrative	1,741,368	2,330,386
Depreciation and amortization	1,162,382	885,818
Loss on disposal of equipment and other assets	201	1,404

Total operating expenses	48,353,884	47,001,669

Income from operations	3,200,780	9,989,529
Other income (expense)
Interest expense	(2,628,425)	(2,642,126)
Interest income	1,042	961
Other	14,602	71,777

Income before income taxes	587,999	7,420,141
Income tax expense	231,482	2,817,997

Net income	$356,517	$4,602,144

Weighted average number of shares:
Basic	30,670,728	30,610,988
Diluted	30,739,269	30,624,101
Earnings per common share outstanding:
Basic	$0.01	$0.15
Diluted	$0.01	$0.15

Asset Acceptance First Quarter 2010 Results

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Asset Acceptance Capital Corp.

Consolidated Statements of Financial Position

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Cash	$6,219,043	$4,935,248
Purchased receivables, net	310,792,323	319,772,006
Income taxes receivable	5,572,667	5,553,181
Property and equipment, net	13,722,324	14,521,666
Goodwill	14,323,071	14,323,071
Intangible assets, net	1,029,065	1,079,065
Other assets	6,386,437	6,231,732

Total assets	$358,044,930	$366,415,969

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$2,634,807	$3,002,299
Accrued liabilities	17,512,830	21,294,388
Income taxes payable	1,358,252	1,196,071
Notes payable	154,684,956	160,022,514
Capital lease obligations	265,154	278,459
Deferred tax liability, net	57,713,444	57,524,754

Total liabilities	234,169,443	243,318,485

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,220,132 at March 31, 2010 and December 31, 2009	332,201	332,201
Additional paid in capital	148,462,697	148,243,688
Retained earnings	19,110,734	18,754,217
Accumulated other comprehensive loss, net of tax	(2,752,974)	(2,955,451)
Common stock in treasury; at cost, 2,616,424 shares at March 31, 2010 and December 31, 2009	(41,277,171)	(41,277,171)

Total stockholders’ equity	123,875,487	123,097,484

Total liabilities and stockholders’ equity	$358,044,930	$366,415,969

Asset Acceptance First Quarter 2010 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2010	2009
Cash flows from operating activities
Net income	$356,517	$4,602,144
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,162,382	885,818
Amortization of deferred financing costs	275,605	131,652
Deferred income taxes	105,217	470,561
Share-based compensation expense	219,009	236,818
Net impairment of purchased receivables	99,680	3,449,300
Non-cash revenue	(5,864)	(32,815)
Loss on disposal of equipment and other assets	201	1,404
Gain on sale of purchased receivables	(217,023)	—
Changes in assets and liabilities:
(Increase) decrease in other assets	(430,310)	422,003
Decrease in accounts payable and other accrued liabilities	(1,463,268)	(2,688,351)
Decrease in income tax receivable, net	142,695	2,426,693

Net cash provided by operating activities	244,841	9,905,227

Cash flows from investing activities
Payments for investment in purchased receivables, net of buy backs	(31,548,959)	(21,617,749)
Principal collected on purchased receivables	38,034,968	33,960,773
Proceeds from the sale of purchased receivables	217,049	—
Purchase of property and equipment	(313,241)	(526,377)
Proceeds from sale of property and equipment	—	210

Net cash provided by investing activities	6,389,817	11,816,857

Cash flows from financing activities
Borrowings under notes payable	22,100,000	15,500,000
Repayment of notes payable	(27,437,558)	(35,002,486)
Repayment of capital lease obligations	(13,305)	—

Net cash used in financing activities	(5,350,863)	(19,502,486)

Net increase in cash	1,283,795	2,219,598
Cash at beginning of period	4,935,248	6,042,859

Cash at end of period	$6,219,043	$8,262,457

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$2,447,691	$2,772,175
Net cash (received) paid for income taxes	(16,430)	27,490
Non-cash investing and financing activities:
Change in fair value of swap liability	285,950	465,383
Change in unrealized loss on cash flow hedge	(202,477)	(469,690)